================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2005
(Date of earliest event reported)                 Commission File No. 333-112819

                           TELEX COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                            11-3707780
            --------                                            ----------
(State or other jurisdiction of                              (I.R.S. Employer
     incorporation or organization)                         Identification No.)

            12000 PORTLAND AVENUE SOUTH, BURNSVILLE, MINNESOTA 55337
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       Registrant's telephone number, including area code: (952) 884-4051

                                      NONE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



================================================================================

ITEM 2.05.      COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

                On August 16, 2005 the company announced the closing of its Blue Earth, Minnesota manufacturing facility. The closing will begin in the fourth quarter 2005 and is estimated to be completed in the third quarter of 2006. Senior management determined that the company's operational complexity was hindering its ability to effectively satisfy the expectations of customers and that it was necessary to simplify our processes and consolidate our North American operations. It was determined that manufacturing of components for certain products would be transferred to the facilities where the primary manufacturing activity for such products occurs. In addition, the company is considering the phase-out of certain other products produced at that facility. The net result of these decisions is that the remaining operations at the Blue Earth facility do not justify keeping the facility operating.

                This decision will result in the layoff of approximately 165 employees. We anticipate the range of the restructuring charge to be between $2.7 million and $2.9 million, of which between $1.8 million and $2.0 million will be used for one-time cash payments of termination benefits. The one-time termination benefits payment will be recognized ratably over the period during which operations at the facility are being closed. The restructuring charge includes approximately $0.8 million associated with impairment of property, plant and equipment, and also includes $0.1 million for inventory impairment.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      TELEX COMMUNICATIONS, INC.


Dated:  August 22, 2005               By:  /s/ Kristine L. Bruer
                                      --------------------------
                                      Kristine L. Bruer
                                      Vice President and General Counsel



                                       2